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                                  EX-99.B1(b)
                             Articles Supplementary
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                            STAGECOACH FUNDS, INC.

                            ARTICLES SUPPLEMENTARY

                    CHANGING THE NAME OF AN EXISTING SERIES
                      OF CAPITAL STOCK OF THE CORPORATION

   Stagecoach Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, having its principal office in Maryland at The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

   FIRST: Pursuant to authority expressly vested in the Board of Directors by the Restated Articles of Incorporation of the Corporation (the "Charter") and Article Fifth thereto, and pursuant to Section 2-605(a)(4) of the Corporations and Associations Article of the Annotated Code of Maryland, and pursuant to resolutions duly adopted on November 25 and 26, 1997, the Board of Directors of the Corporation has changed the name of its series known as the "Diversified Income Fund" to the "Diversified Equity Income Fund."

   SECOND: The Board of Directors has duly authorized the filing of these Articles Supplementary for the sole purpose of notifying the State Department of Assessments and Taxation of Maryland that the series formerly known as the "Diversified Income Fund" is now known as the "Diversified Equity Income Fund."

   IN WITNESS WHEREOF, Overland Express Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of the 8th day of December 1997.

WITNESS:                         STAGECOACH FUNDS, INC.

/s/ Ann Bonsteel                 By: /s/ R. Greg Feltus
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Ann Bonsteel                         R. Greg Feltus
Assistant Secretary                  President

       THE UNDERSIGNED, President of Overland Express Funds, Inc., who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury, and that the Board of Directors of the Corporation has duly authorized the filing of these Articles Supplementary.

                        /s/ R. Greg Feltus
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                         R. Greg Feltus, President